EXHIBIT 10.13

FIRST AMENDMENT TO LOAN AGREEMENT

This is the first amendment (the “Amendment”), dated as of December 29, 2003, to the Loan Agreement (the “Loan Agreement”) dated as of July 30, 2003, among CORAUTUS GENETICS INC., a Delaware corporation (“Parent”), and its wholly-owned subsidiary, VASCULAR GENETICS INC., a Delaware corporation (“VGI” and, together with the Parent, the “Issuers”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Purchaser” and, together with the Issuers, the “Parties”).

WHEREAS, pursuant to the Investment Agreement, dated July 30, 2003, between Parent and Purchaser (the “Investment Agreement”), Parent and Purchaser agreed, subject to the conditions set forth in the Investment Agreement, to enter into the Loan Agreement, an Investor Rights Agreement, a Development Agreement (the “Development Agreement”), a Distribution Agreement and a Patent Sublicense Agreement; and

WHEREAS, the Purchaser agreed to fund the Issuers’ research and development and clinical trials conducted in accordance with the Development Agreement, by subscribing for, subject to the terms and conditions of the Loan Agreement, up to three senior convertible promissory notes of the Issuers, each in principal amount of U.S. $5,000,000 (each, a “Note”);

WHEREAS, the Loan Agreement provides that the Purchaser’s willingness to subscribe for Notes is conditioned upon, among other matters, the satisfaction of Milestones (as defined in the Loan Agreement);

WHEREAS, the Purchaser has agreed to modify its commitments under the Loan Agreement so that, in lieu of a commitment to subscribe for up to three Notes, each in U.S. $5,000,000 principal amount, Issuers shall be entitled to issue, and Purchaser agrees to subscribe for, up to two Notes, each in principal amount of $2,500,000, and two Notes, each in each in principal amount of $5,000,000. The obligation of the Purchaser to subscribe to any Notes shall continue to be subject to the Loan Agreement, and all of the terms and conditions set forth therein; provided, however, that satisfaction of a Milestone shall not be a condition to the obligation of the Purchaser to subscribe for the first of such $2,500,000 Notes requested by the Issuers;

WHEREAS, capitalized terms that are not defined in this Amendment shall have the meanings assigned to such terms in the Loan Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual representations and warranties, agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

1. Section 2.01 of the Loan Agreement shall be deleted and replaced with the following:

“Upon the terms and subject to the conditions contained in this Agreement, the Purchaser agrees to subscribe for up to four senior convertible promissory notes of the Issuers, each in the form attached as Exhibit A hereto (each a “Note”). The first and second such Notes subscribed to by the Purchaser shall be in principal amount of $2,500,000 each, and the third and fourth such Notes shall be in principal amount of $5,000,000 each. The Purchaser shall not be obligated to subscribe for Notes under this Agreement in aggregate principal amount exceeding $15,000,000.”

2. In respect of the first subscription by the Purchaser of a Note in principal amount of $2,500,000 under the Loan Agreement, (a) the obligation of the Issuers to deliver a Notice of Borrowing shall be reduced from ten Business Days to two Business Days prior to the date of the proposed issuance of the Note by the Issuers, (b) the Notice of Borrowing may omit paragraph (I) thereto, and (c) paragraph (G) of such Notice of Borrowing shall be modified to replace “$4,000,000” with “$2,000,000”. Other than as provided in this paragraph 2, Section 2.02 of the Loan Agreement shall remain in full force and effect.

3. In respect of the first subscription by the Purchaser of a Note in principal amount of $2,500,000 under the Loan Agreement, (a) Section 3.01(i) shall not be a condition precedent to such subscription, and (b) the condition precedent set forth in Section 3.01(e) shall be modified to replace “$4,000,000” with “$2,000,000”. Other than as provided in this paragraph 3, Section 3.01 of the Loan Agreement shall remain in full force and effect.

4. If by 12:01am on December 31, the Issuers have not delivered a Notice of Borrowing in respect of a Note in principal amount of $2,500,000 and satisfied all other conditions to the obligation of the Purchaser to subscribe for such Note, this Amendment shall expire and have no further force or effect.

5. All provisions of the Loan Agreement, except to the extent specifically amended as provided above, are hereby in all respects ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CORAUTUS GENETICS INC. as Issuer

By	/s/ Richard E. Otto
President and Chief Executive Officer

VASCULAR GENETICS INC. as Issuer

By	/s/ Richard E. Otto
President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION as Purchaser

By	/s/ Lawrence C. Best
Title:	Senior Vice President and Chief Financial Officer